UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2009
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 3, 2009, Valero Energy Corporation (the “Company”) entered into an Underwriting Agreement with Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule II of the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale of 40,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”). The Underwrites were also granted an option to purchase up to an additional 6,000,000 Shares, which option was exercised on June 4, 2009. The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-157867). Closing of the issuance and sale of the Shares is expected to occur on June 9, 2009. The Underwriting Agreement is filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

1.1	Underwriting Agreement dated June 3, 2009 among the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters named therein.

5.2	Opinion of Jay D. Browning, Esq.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: June 9, 2009	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President—Corporate Law and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

1.1	Underwriting Agreement dated June 3, 2009 among the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters named therein.

5.2	Opinion of Jay D. Browning, Esq.

4